Exhibit 23.6

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Post-Effective Amendment No. 3 to Form S-11 (File No. 333-269415) of Bluerock Homes Trust, Inc. (the “Registration Statement”), and the accompanying prospectus to the Registration Statement, of our report dated January 16, 2025, relating to the consolidated financial statements of Amira JV LP and Subsidiary as of and for the year ended December 31, 2023, and to the use of our name as it appears under the heading “Experts” in the prospectus.

/s/ RSM US LLP

Tampa, Florida

March 28, 2025